                                                                    EXHIBIT 99.1

                                          CONTACT:        Kevin G. Lowery
                                                          (856) 969-7417
                                                          Bill Fasel (analysts)
                                                          (856) 969-7428


              VLASIC FOODS INTERNATIONAL ANNOUNCES F1999 4Q RESULTS

         NEW "VLASIC", "SWANSON" PRODUCT INTRO'S ON SCHEDULE FOR F2000.


CHERRY HILL, NJ -- SEPTEMBER 16, 1999 - Vlasic Foods International (NYSE: VL) today announced its fiscal 1999 fourth quarter and year-end results for the period ending August 1. The Company also said that its new "Vlasic" and "Swanson" product introductions, announced in May, are on schedule for fiscal 2000 and are expected to be on shelf by late fall.

         Vlasic Foods reported fourth quarter sales of $304 million, compared to $313 million a year ago. For the year, sales were $1.308 billion, versus $1.357 billion a year ago. Excluding the divested Kattus and Swift-Armour businesses, sales were even for the year.

         On an operating basis, which excludes special items and one-time charges, the company reported a fourth quarter loss of $3.94 million, or a loss of $0.09 per share compared with a loss of $0.05 per share in the quarter last year. Results for the quarter were driven by continued significant weakness in the company's mushroom and U.K. frozen food operations, increased marketing expenses, and higher interest expenses. Including special items, the loss in the fourth quarter was $2.67 million or a loss of $0.06 per share. During the quarter the company recognized a $1.27 million after tax net credit which included a benefit of $2.27 million on the final sale of Swift-Armour, partially



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

offset by a $1 million restructuring charge for administrative staff reductions in the United Kingdom.

         "This has been a challenging year. Significant accomplishments that have put Vlasic Foods in a position of real growth were masked by a financial performance that did not meet our expectations. However, we believe the actions we took during this transitional year provide a solid foundation for business improvement and value creation. We have strong programs in place for fiscal 2000 to grow our core "Vlasic" and "Swanson" businesses," said Robert F. Bernstock, Vlasic Foods International President and Chief Executive Officer.

         In the second half of fiscal 1999, the company reversed a three-year consumption decline for both its "Vlasic" pickles and "Swanson" dinners businesses. "For fiscal 1999, "Vlasic" was both the largest and fastest growing retail pickle brand in the U.S. This growth was driven by renewed merchandising efforts, successful advertising and the launch of Hamburger Stackers, whose two flavors now rank nationally as the second and fourth largest products in the shelf-stable pickle category," said Bernstock. For the year, "Vlasic" consumption grew 5 percent, and 11 percent in the second half.

         For fiscal 2000, Vlasic Foods will continue its successful merchandising and advertising programs and introduce a line of refrigerated "Vlasic" Deli pickles designed to grow the entire refrigerated pickle category. This product utilizes an innovative technology application which results in a pickle with refrigerated crunch, improved flavor and a dramatically longer shelf life. The brand also will gain the benefit of an additional six months' sales of "Hamburger Stackers," which were launched in the second half of the year.

         The second-half upturn in the "Swanson" dinners business was spurred by the successful re-launch of the company's fried chicken dinners, including the introduction of


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

Swanson Boneless Fried Chicken Dinners. In just a matter of months "Swanson Hungry Man" Boneless Fried Chicken Dinners have become the top-selling item of the more than 446 entries in the entire frozen dinner category. The "Swanson" dinners business grew 2 percent in the second half of the year.

         "We will continue to build our dinners business in fiscal 2000, and also focus on other segments, including our pot pies and breakfast products where we expect strong dollar growth," said Bernstock.

         Earnings before special items and one-time charges for the year were $20.4 million, or $0.45 per share. Special items and one-time charges totaled $138 million, or $3.03 per share, related principally to the divestiture of the Swift-Armour Argentine beef business. Including special items, Vlasic Foods International reported a loss for the year of $126.3 million, or a loss of $2.78 per share.

FORWARD LOOKING STATEMENT

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying the forward-looking statements, including those relating to new products, consumption patterns, marketing strategies, and agricultural operations are reasonable. However, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities Exchange Commission. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to disclaim future events and developments.


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

                           VLASIC FOODS INTERNATIONAL
                             STATEMENTS OF EARNINGS
                     (in thousands except per share amounts)


                                                        QUARTERS ENDED                      FISCAL YEARS ENDED
                                                 ---------------------------             -------------------------------
                                                  August 1,         August 2,            August 1,         August 2,
                                                    1999              1998                 1999               1998
                                                    ----              ----                 ----               ----
                                                  (Actual)          (Actual)             (Actual)        (Pro Forma) (1)
                                                                                                          (Unaudited)

Net sales                                           $ 303,678         $ 313,411           $ 1,307,986       $ 1,357,274
                                                    ---------         ---------           -----------       -----------

Costs and expenses
  Cost of products sold                               214,434           227,344               922,357           978,025
  Marketing and selling expenses                       68,942            74,351               244,810           245,119
  Administrative expenses                              13,768            18,016                62,799            64,063
  Research and development expenses                     2,114             2,064                 8,034             7,907
  Other expenses (income)                                 683            (2,713)                1,421            (2,927)
  Special items                                        (1,271)           14,400               135,314            42,450
                                                    ---------         ---------           -----------       -----------
    Total costs and expenses                          298,670           333,462             1,374,735         1,334,637
                                                    ---------         ---------           -----------       -----------

Earnings (loss) before interest and taxes               5,008           (20,051)              (66,749)           22,637
Interest expense, net                                  11,580             9,089                43,782            38,613
                                                    ---------         ---------           -----------       -----------
Earnings (loss) before taxes                           (6,572)          (29,140)             (110,531)          (15,976)
Taxes on earnings                                      (3,900)           (5,028)               15,800             7,750
                                                    ---------         ---------           -----------       -----------
Net earnings (loss)                                 $  (2,672)        $ (24,112)          $  (126,331)      $   (23,726)
                                                    =========         =========           ===========       ===========


Per share - basic                                     $ (0.06)          $ (0.53)              $ (2.78)          $ (0.52)

Weighted average shares outstanding - basic            45,500            45,466                45,500            45,458

Per share - assuming dilution                         $ (0.06)          $ (0.53)              $ (2.78)          $ (0.52)

Weighted average shares outstanding
  - assuming dilution                                  45,500 (2)        45,466 (2)            45,500 (2)        45,458 (2)


(1) Pro Forma Net Loss for the fiscal year ended August 2, 1998, gives effect to interest expense on debt assumed as of the spin-off date as if it were outstanding for the entire period. The related tax impact of the pro forma interest expense is included within taxes on earnings. Pro Forma Net Loss Per Share for the fiscal year ended August 2, 1998, assumes common shares outstanding as of the spin-off date were outstanding for the entire period.

(2) Excludes potentially dilutive shares as the result would be antidilutive.

                           VLASIC FOODS INTERNATIONAL
                        SCHEDULES OF SEGMENT INFORMATION
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                              QUARTERS ENDED                        FISCAL YEARS ENDED
                                                       -----------------------------          ---------------------------------
                                                       August 1,           August 2,          August 1,            August 2,
                                                         1999                1998               1999                 1998
                                                         ----                ----               ----                 ----
                                                       (Actual)             Actual)           (Actual)          (Pro Forma) (1)
                                                                                                                  (Unaudited)
Net Sales
  Frozen Foods                                       $   106,693         $   104,819         $   528,657         $   541,436
  Grocery Products                                       123,107             135,014             452,623             477,395
  Agricultural Products                                   76,000              75,441             334,059             347,872
  Eliminations                                            (2,122)             (1,863)             (7,353)             (9,429)
                                                     -----------         -----------         -----------         -----------
    Net sales                                        $   303,678         $   313,411         $ 1,307,986         $ 1,357,274
                                                     ===========         ===========         ===========         ===========

Earnings (Loss) Before Interest and Taxes (2)
  Frozen Foods                                       $    (1,581)        $    (2,782)        $    37,971         $    31,469
  Grocery Products                                         8,822             (15,396)             46,149              (2,517)
  Agricultural Products                                   (2,233)             (1,873)           (150,869)             (6,315)
                                                     -----------         -----------         -----------         -----------
    Earnings (loss) before interest and taxes              5,008             (20,051)            (66,749)             22,637

Earnings (Loss) Per Share
Interest expense, net                                     11,580               9,089              43,782              38,613
                                                     -----------         -----------         -----------         -----------
Earnings (loss) before taxes                              (6,572)            (29,140)           (110,531)            (15,976)
Taxes on earnings                                         (3,900)             (5,028)             15,800               7,750
                                                     -----------         -----------         -----------         -----------
Net earnings (loss)                                  $    (2,672)        $   (24,112)        $  (126,331)        $   (23,726)
                                                     ===========         ===========         ===========         ===========


Earnings (loss) per share - basic                    $     (0.06)        $     (0.53)        $     (2.78)        $     (0.52)

Earnings (loss) per share - assuming dilution        $     (0.06)        $     (0.53)        $     (2.78)        $     (0.52)


(1) Pro Forma Net Loss for the fiscal year ended August 2, 1998, gives effect to interest expense on debt assumed as of the spin-off date as if it were outstanding for the entire period. The related tax impact of the pro forma interest expense is included within taxes on earnings.

(2) Contributions to earnings (loss) before interest and taxes by segment include the following: 1) fourth quarter fiscal 1999 restructuring charge for the United Kingdom business and a benefit on the final sale of the Swift-Armour Argentine beef business, 2) third quarter fiscal 1999 charge of $140.0 million for the divestiture of Swift-Armour and $3.0 million for charges associated with the closure of the Dublin, Ga., mushroom farm, partially offset by reversing $3.2 million of a $28.1 million reserve established in fiscal 1998 for restructuring which is now complete, and 3) $3.2 million special benefit incurred in the second quarter of fiscal 1999 related to the sale of the Kattus business.

                                     QUARTERS ENDED                   FISCAL YEARS ENDED
                              ---------------------------        ----------------------------
                              August 1,         August 2,        August 1,          August 2,
                                1999              1998             1999               1998
                                ----              ----             ----               ----

Frozen Foods                 $  (1,000)        $      --         $   1,115         $  (9,700)
Grocery Products                    --           (14,400)            4,300           (32,350)
Agricultural Products            2,271                --          (140,729)             (400)
                             ---------         ---------         ---------         ---------
Total                        $   1,271         $ (14,400)        $(135,314)        $ (42,450)

                           VLASIC FOODS INTERNATIONAL
                       SCHEDULES OF GEOGRAPHIC INFORMATION
                     (in thousands except per share amounts)

                                                              QUARTERS ENDED                        FISCAL YEARS ENDED
                                                       -----------------------------          ---------------------------------
                                                       August 1,           August 2,          August 1,            August 2,
                                                         1999               1998(1)            1999(1)              1998(1)
                                                         ----               -------            -------              -------
                                                       (Actual)             Actual)           (Actual)          (Pro Forma) (2)
                                                                                                                  (Unaudited)
Net Sales
  United States                                      $   221,549         $   203,298         $   904,384         $   883,288
  Europe                                                  41,942              63,394             225,915             276,679
  South America                                           42,309              48,582             185,040             206,736
  Elimination                                             (2,122)             (1,863)             (7,353)             (9,429)
                                                     -----------         -----------         -----------         -----------
    Net sales                                        $   303,678         $   313,411         $ 1,307,986         $ 1,357,274
                                                     ===========         ===========         ===========         ===========

Earnings (Loss) Before Interest and Taxes (3)
  United States                                      $    (2,910)        $    (6,157)        $    51,383         $    44,723
  Europe                                                   1,222             (14,869)             13,015             (22,217)
  South America                                            6,696                 975            (131,147)                131
                                                     -----------         -----------         -----------         -----------
    Earnings (loss) before interest and taxes              5,008             (20,051)            (66,749)             22,637

Earnings (Loss) Per Share
Interest expense, net                                     11,580               9,089              43,782              38,613
                                                     -----------         -----------         -----------         -----------
Earnings (loss) before taxes                              (6,572)            (29,140)           (110,531)            (15,976)
Taxes on earnings                                         (3,900)             (5,028)             15,800               7,750
                                                     -----------         -----------         -----------         -----------
Net earnings (loss)                                  $    (2,672)        $   (24,112)        $  (126,331)        $   (23,726)
                                                     ===========         ===========         ===========         ===========

Earnings (loss) per share - basic                    $     (0.06)        $     (0.53)        $     (2.78)        $     (0.52)

Earnings (loss) per share - assuming dilution        $     (0.06)        $     (0.53)        $     (2.78)        $     (0.52)


(1) Prior quarter amounts have been reclassified to conform with current year presentation.

(2) Pro Forma Net Loss for the fiscal year ended August 2, 1998, gives effect to interest expense on debt assumed as of the spin-off date as if it were outstanding for the entire period. The related tax impact of the pro forma interest expense is included within taxes on earnings.

(3) Contributions to earnings (loss) before interest and taxes by geographic region include the following: 1) fourth quarter fiscal 1999 restructuring charge for the United Kingdom business and a benefit on the final sale of the Swift-Armour Argentine beef business, 2) third quarter fiscal 1999 charge of $140.0 million for the divestiture of Swift-Armour and $3.0 million for charges associated with the closure of the Dublin, Ga., mushroom farm, partially offset by reversing $3.2 million of a $28.1 million reserve established in fiscal 1998 for restructuring which is now complete, and 3) $3.2 million special benefit incurred in the second quarter of fiscal 1999 related to the sale of the Kattus business.


                              QUARTERS ENDED                   FISCAL YEARS ENDED
                       ---------------------------        ----------------------------
                       August 1,         August 2,        August 1,          August 2,
                         1999              1998             1999               1998
                         ----              ----             ----               ----

United States        $      --         $      --         $  (1,900)        $ (15,650)
Europe                  (1,000)          (14,440)            4,315           (26,800)
South America            2,271                --          (137,729)               --
                     ---------         ---------         ---------         ---------
    Total            $   1,271         $ (14,440)        $(135,314)        $ (42,450)

                        VLASIC FOODS INTERNATIONAL
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in thousands)


                                                                                              August 1,          August 2,
                                                                                                1999               1998
                                                                                                ----               ----


Current assets                                                                                $ 268,200          $ 352,940

Plant assets, net                                                                               317,651            520,075

Other assets, principally intangibles, net                                                       79,582             86,258
                                                                                              ---------          ---------

     Total assets                                                                             $ 665,433          $ 959,273
                                                                                              =========          =========



Current liabilities                                                                           $ 154,057          $ 227,075

Long-term debt                                                                                  469,134            558,873

Nonpension postretirement benefits                                                               35,921             32,493

Other liabilities                                                                                26,722             34,228

Shareowners' equity (deficit)                                                                   (20,401)           106,604
                                                                                              ---------          ---------

     Total liabilities and shareowners' equity (deficit)                                      $ 665,433          $ 959,273
                                                                                              =========          =========


Total debt                                                                                    $ 469,328          $ 571,408
                                                                                              =========          =========